Exhibit 1.01
Rockwell Collins, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2014

1.    Overview

This report (the "Report"), for the calendar year ended December 31, 2014, has been prepared by Rockwell Collins (herein after referred to as "Rockwell Collins," the "Company," "we," "us," or "our") pursuant to Rule 13p-1 (the Rule) under the Securities Exchange Act of 1934. The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products may potentially contain conflict minerals which are necessary to the functionality or production of their products that are sourced from the Democratic Republic of Congo (DRC) and the surrounding countries, (hereinafter referred to as the "Covered Countries"). Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG).

In accordance with the Rule, the information in this Report includes the activities of all majority-owned subsidiaries and entities that are required to be consolidated under U.S. Generally Accepted Accounting Principles. Per the Rule, acquisitions are required to be included in the Company’s first filing that occurs no more than eight months after the acquisition date. Furthermore, any businesses that were divested during the reporting period were included in our procedures through the transaction disposition date.

1.1    Our Products

Rockwell Collins is a leader in the design, production and support of communication and aviation electronics for commercial and military customers worldwide. The integrated system solutions and products we provide to our served markets are oriented around a set of core competencies: communications, navigation, automated flight control, displays/surveillance, simulation and training, integrated electronics and information management systems. For further information on our Company or products, please visit www.rockwellcollins.com.

1.2    The Company’s Conflict Minerals Policy

The Company is committed to ensuring that we uphold fundamental human rights and believe that all human beings around the world should be treated with dignity, fairness and respect. It is our Company's intention to obtain products and services only from suppliers who demonstrate a serious commitment to the health and safety of their workers, and operate in compliance with human rights laws. For additional information about our commitment to responsible sourcing and other human rights, see our Standards of Business Conduct (SBC) at https://www.rockwellcollins.com/Our_Company/Ethics/Our_Standards.aspx.

Our Conflict Minerals Position Statement is publicly available on our website at http://www.rockwellcollins.com/Our_Company/Corporate_Responsibility/Material_Declarations.aspx.

1.3    Reasonable Country of Origin Inquiry (RCOI)

Our supply chain is complex and there are multiple tiers between the Company and the mine. Rockwell Collins is considered a downstream supplier or a “component product manufacturer” and does not procure metals directly from the mines or smelters. Thus, the Company relied on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including sources of 3TG within their products. For the current reporting period, the Company surveyed direct suppliers who comprised the majority of our component spend during calendar 2014.

2.     Design of Company’s Due Diligence Framework

The due diligence measures captured in the Company’s Conflict Minerals Procedure, have been designed in conformance with the internationally recognized framework: The Organisation for Economic Co-operation and Development (OECD) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for 3TG that can be found at http://www.oecd.org/investment/mne/mining.htm. The five steps from the OECD Due Diligence Guidance document are listed below:

•	Step 1: Establish Strong Company Management Systems

•	Step 2: Identify and Assess Risk in the Supply Chain

•	Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Step 4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•	Step 5: Report Annually on Supply Chain Due Diligence

2.1     Step 1: Establish Strong Company Management Systems

Rockwell has established a management system to determine the source and chain of custody of 3TG in our supply chain. Additionally our company has an established Conflict Minerals Team, which oversees the due diligence process and includes representatives from Finance, Legal, Manufacturing, and Supply Chain. We have also set expectations and procedures around our sourcing of 3TG as described below.

•	Conflict Minerals Procedure
We have developed an internal Conflict Mineral Procedure that defines the process requirements to comply with the Rule.

•	Supplier Engagement
Throughout the last calendar year, we have taken measures to communicate the requirements of the rule and our expectations for compliance with our supply base. In addition, we maintain an electronic portal which suppliers can use to access resources related to 3TG, including FAQs from the Aerospace Industries Association’s (AIA) Conflict Minerals Working Group (CMWG) and the SEC.

•	Grievance Mechanism
Rockwell Collins has an established Ombsudsman hotline, as part of our Standards of Business Conduct Policy, which may be used by employees or outside parties to report violations of our policies and procedures.

2.2     Step 2: Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. We rely on these suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the supplied components. Our direct suppliers are similarly reliant upon information provided by their suppliers. Many of the purchase contracts with our suppliers are multi-year contracts and therefore we may have difficulty in imposing new contract terms and flow-down requirements. As we enter into new contracts, or renew our existing contracts, we are adding a clause to require suppliers to provide information about their source of 3TG and smelters. In the meantime, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information.

We requested that all identified suppliers provide information to us regarding 3TG and smelters using the template developed by Conflict Free Sourcing Initiative (CFSI) known as the Conflict Minerals Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict free policy, its due diligence process and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by those facilities. We have determined that requesting our identified suppliers to complete the Template represents our reasonable best efforts to determine the mines or locations of origin of 3TG in our supply chain. We have reached this conclusion in part as a result of our participation in the CFSI.

2.3     Step 3: Design and Implement a Strategy to Respond to Identified Risks

Although we do not have a direct relationship with 3TG smelters and refiners, we do participate in industry-wide 3TG initiatives within the Aerospace & Defense and Electronics sectors. The purpose of our participation within these industry groups is to enable us to obtain information from upstream entities within the supply chain as well as develop a standardized procedure for identifying socially responsible smelters and refiners. The following is a list of the specific industry initiatives in which we participate:

•	Aerospace Industries Association (AIA) Conflict Minerals Working Group

•	CFSI (Conflict Free Sourcing Initiative) which includes the CFSP (Conflict Free Smelter Program)

•	IPC Conflict Minerals Due Diligence Committee

•	IPC Conflict Minerals Data Exchange Task Group

As part of our normal operating procedures, should we learn of smelters in our supply chain who are sourcing from the Covered Countries, and are not on the CFSP lists or active in the CFSP, we engage the direct supplier and perform further due diligence.

2.4     Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We do not have a direct relationship with 3TG smelters or refiners and therefore do not perform direct audits of these entities. However, we do support audits conducted by third parties through our participation in a number of industry-wide initiatives as described in Section 2.3 above.

2.5     Step 5: Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence which is filed with the SEC and is available on our Company website http://www.rockwellcollins.com under the SEC filings link on our Investor Relations page.

3.     Due Diligence Performed

This section addresses the actions that the Company took to exercise due diligence on source and chain of custody of 3TG within the supply chain.

3.1    Survey Responses

At the conclusion of the supplier survey effort, the Company reviewed the supplier survey responses against criteria developed to determine which suppliers required further engagement. These criteria included incomplete responses as well as inconsistencies within the data reported in the Template. From this analysis, the Company identified four categories that required additional follow-up:

•	Suppliers That Reported They Source 3TG From The Covered Countries

•	Suppliers That Reported Their Products Did Not Contain Any 3TG

•	Suppliers That Either Provided Incomplete Responses Or Did Not Respond At All

•	Suppliers That Did Not Capture / Document Any Smelter Information

3.1.1    Suppliers That Reported They Source 3TG From The Covered Countries

Through the analysis of survey responses, we identified suppliers that reported they have sourced 3TG from the Covered Countries. Upon further investigation, through phone and email contact with the suppliers, we understood that the components supplied to us may contain 3TG from conflict free smelters. Rockwell Collins performed due diligence and determined that those suppliers fell into one of the following categories: i) supplier used a CFSI compliant smelter or ii) chain of custody could not be performed due to insufficient information regarding the supply chain of the products provided by the supplier.

3.1.2    Suppliers That Reported Their Products Did Not Contain Any 3TG

Through the analysis of survey responses, we identified suppliers that responded stating their products did not contain any 3TG substances, but that Rockwell Collins had reason to believe such responses may be inconsistent with our knowledge of their products. We followed up with these suppliers, providing information and education on where the 3TG could be located in their products, such as metal alloying elements, plating / surface finishes, contained within the solder, and also within electrical components themselves.

3.1.3    Suppliers Providing Either Incomplete Or No Responses

Through the analysis of survey responses, we identified suppliers that either provided an incomplete response to our survey request or they did not respond at all. In addition to the communications that were sent to suppliers during the request of information from our supply base, these suppliers received an additional communication to educate and increase the knowledge of the suppliers regarding the Rule.

3.1.4    Suppliers That Did Not Capture / Document Any Smelter Information

Through the analysis of survey responses, we identified suppliers that either: i) did not provide smelter information; or ii) did not request smelter information from upstream suppliers. We followed up with these suppliers, providing information and education on the importance of requesting smelter information reminding them that smelters are in the best position to ensure the supplier of minerals via conflict free locations. We encouraged suppliers to begin tracking information on smelters so that the collective supply chain can have comprehensive viable information relating to the chain of custody on Conflict Minerals.

4.0    Efforts To Determine Mine or Location of Origin

As stated in the Rule, which describes the content of the Conflict Minerals Report, “it is very difficult, if not impossible, to trace Conflict Minerals to their mine or other location of origin” after the smelting (tin, tantalum, tungsten) or refining (gold) processes. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. As the Company does not purchase raw ore or unrefined 3TG, our focus was to gain smelter information from industry initiatives and our supply base.

To gain insight into the country of origin, chain of custody and conflict status of our 3TGs, we relied primarily on the findings of the CFSP. Established by members of the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”), CFSP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ procurement and inventory practices and determines, as of the date of evaluation, whether the smelter or refiner has demonstrated that all the materials it processed originated from conflict free sources.

Even after CFSP validation, it was difficult for the Company to identify valid smelters and refiners directly used in our supply chain as a majority of the information that was provided from our supply chain was at a company level rather than at a product level, which is required by the Rule. Listed below are the smelters and refiners we believe to be potentially in our supply chain for 2014. The presence of a smelter or refiner on the list does not indicate that Rockwell Collins products necessarily contained 3TGs processed by that smelter or refiner. As our engagement with the supply chain evolves, our list of smelters may change to reflect improvements in the quality of information provided to us. The location information and compliance status is as reported by the CFSP as of May 18, 2015.

Metal	Smelter Reference List	Smelter Country	CFSP Compliance Status
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	Compliant
Gold	Asahi Pretec Corporation	JAPAN	Unknown
Gold	Asaka Riken Co Ltd	JAPAN	In-Process
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Unknown
Gold	Boliden AB	SWEDEN	Unknown
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant

Metal	Smelter Reference List	Smelter Country	CFSP Compliance Status
Gold	Cendres + Métaux SA	SWITZERLAND	In-Process
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Unknown
Gold	Colt Refining	UNITED STATES	Unknown
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Unknown
Gold	Doduco	GERMANY	In-Process
Gold	Dowa	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Unknown
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Unknown
Gold	Heraeus Ltd. Hong Kong	HONG KONG	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Unknown
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	Unknown
Gold	Johnson Matthey Inc	UNITED STATES	Compliant
Gold	Johnson Matthey Ltd	CANADA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazzinc Ltd	KAZAKHSTAN	Unknown
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	Kojima Chemicals Co., Ltd	JAPAN	Compliant
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Compliant
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	Unknown
Gold	Materion	UNITED STATES	Unknown
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	Compliant
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies SA	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Met-Mex Peñoles, S.A.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant

Metal	Smelter Reference List	Smelter Country	CFSP Compliance Status
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co. LTD	JAPAN	Unknown
Gold	Ohio Precious Metals, LLC	UNITED STATES	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Unknown
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Unknown
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	Unknown
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	Unknown
Gold	Schone Edelmetaal	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	In-Process
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	Unknown
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd	JAPAN	Compliant
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	In-Process
Gold	Umicore Brasil Ltda	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Unknown
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Unknown
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	Compliant
Gold	Yokohama Metal Co Ltd	JAPAN	In-Process
Gold	Yunnan Copper Industry Co Ltd	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co. Ltd	CHINA	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant

Metal	Smelter Reference List	Smelter Country	CFSP Compliance Status
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp	UNITED STATES	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	Re-Audit
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Re-Audit
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	Compliant
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	Unknown
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex	UNITED STATES	Re-Audit
Tantalum	Ulba	KAZAKHSTAN	Re-Audit
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	Unknown
Tantalum	Zhuzhou Cement Carbide	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	China Rare Metal Materials Company	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	In-Process
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	Unknown
Tin	Cooper Santa	BRAZIL	Compliant
Tin	CV Gita Pesona	INDONESIA	Unknown
Tin	CV JusTindo	INDONESIA	In-Process
Tin	CV Makmur Jaya	INDONESIA	Unknown
Tin	CV Nurjanah	INDONESIA	In-Process
Tin	CV Serumpun Sebalai	INDONESIA	Unknown
Tin	CV United Smelting	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Fenix Metals	POLAND	In-Process
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	Compliant
Tin	Gejiu Zi-Li	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	Unknown
Tin	Jiangxi Nanshan	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Linwu Xianggui Smelter Co	CHINA	Unknown
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	Re-Audit
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Re-Audit
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	Metallo Chimique	BELGIUM	Unknown
Tin	Mineração Taboca S.A.	BRAZIL	Compliant

Metal	Smelter Reference List	Smelter Country	CFSP Compliance Status
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Re-Audit
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	In-Process
Tin	OMSA	BOLIVIA	Re-Audit
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Unknown
Tin	PT Bangka Kudai Tin	INDONESIA	Unknown
Tin	PT Bangka Putra Karya	INDONESIA	Compliant
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	In-Process
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT HP Metals Indonesia	INDONESIA	Unknown
Tin	PT Karimun Mining	INDONESIA	In-Process
Tin	PT Koba Tin	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT REFINED BANGKA TIN	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Seirama Tin investment	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	In-Process
Tin	PT Tambang Timah	INDONESIA	Compliant
Tin	PT Timah (Persero), Tbk	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Unknown
Tin	PT Yinchendo Mining Industry	INDONESIA	Unknown
Tin	Thaisarco	THAILAND	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Re-Audit
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	In-Process
Tin	Yunnan Tin Company, Ltd.	CHINA	Re-Audit
Tungsten	A.L.M.T. Corp.	JAPAN	In-Process
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	In-Process
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	In-Process
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Re-Audit
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	In-Process

Metal	Smelter Reference List	Smelter Country	CFSP Compliance Status
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	In-Process
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	In-Process
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	In-Process
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	In-Process
Tungsten	Kennametal Fallon	UNITED STATES	In-Process
Tungsten	Kennametal Huntsville	UNITED STATES	In-Process
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	In-Process
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Re-Audit
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	In-Process

5.0    Continuous Improvement

We plan to refine our process for future reporting periods by addressing, implementing and continuously improving the following:

•	Supplier knowledge of the requirements and importance of the Rule in order to increase the supplier response rate and improve the content of the responses

•	Conflict Minerals flow-down clause in new or renewed supplier contracts

•
Our involvement within industry partnerships as well as our supply base to request they flow-down the reporting requirements and encourage participation in obtaining a conflict free designation from an industry program such as the CFSI

CAUTIONARY STATEMENT

This contains statements that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the Company's reliance on our supply base to provide information on products sold to the Company that include tin, tantalum, tungsten and gold as well as the country of origin; the Company's ability to amend supplier contracts; the Company's suppliers not properly flowing down requirements of the Rule to their supply base; the Company's ability to execute activities that will enhance our due diligence measures, as well as other risks and uncertainties, including but not limited to those detailed herein. These forward-looking statements are made only as of the date hereof.

Date of Report: June 1, 2015